Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #3) of our report dated July 2, 2015 with respect to the audited statements of revenue and direct expenses of Spanish River Service, Inc. for years ended December 31, 2013 and 2014.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 2, 2015